UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 31, 2012

Kenexa Corporation

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-35336	23-3024013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

(610) 971-9171

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

Supplement to Proxy Statement for the Special Meeting of Shareholders to be held on November 29, 2012

These supplemental disclosures to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Kenexa Corporation (“Kenexa”) with the United States Securities and Exchange Commission (the “SEC”) on October 26, 2012, are being made to update certain information in connection with shareholder litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 25, 2012, by and among Kenexa, International Business Machines Corporation (“IBM”) and Jasmine Acquisition Corp. (“Sub”), a wholly owned subsidiary of IBM. Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Sub will merge with and into Kenexa, and Kenexa will become a wholly owned subsidiary of IBM (the “Merger”). If the Merger is completed, Kenexa’s shareholders will be entitled to receive $46.00 in cash for each share of Kenexa’s common stock owned by them as of the date of the Merger. Defined terms used but not defined herein have the meaning set forth in the Proxy Statement.

Legal Action Filed

As previously disclosed beginning on pages 8 and 41 of the Proxy Statement, subsequent to the announcement of the Merger, our board of directors received a letter from a law firm representing an alleged shareholder demanding that we institute a lawsuit on behalf of Kenexa to assert claims that our directors failed to comply with their fiduciary duties in connection with the Merger (the “Demand Letter”).

Kenexa’s board of directors formed a special committee to review, with independent counsel, the claims in the Demand Letter (the “Committee”). On October, 31, 2012, prior to the Committee making any conclusions regarding the allegations in the Demand Letter, the alleged shareholder filed derivative action and a purported class action complaint in the Court of Common Pleas of Chester County, Pennsylvania, naming Kenexa, the members of our board of directors, IBM, and Sub as defendants (the “Complaint”). The Complaint essentially repeats the claims in the Demand Letter and generally alleges that, in connection with approving the Merger, our directors breached their fiduciary duties owed to Kenexa, and that IBM knowingly acted in concert with our directors in their breaches of their fiduciary duties. The Complaint seeks, among other things, certification of the case as a class action, an injunction against the consummation of the transaction, a judgment against the defendants for damages, and an award of fees, expenses and costs to plaintiffs and their attorneys.

Since the filing of the Complaint, the Committee concluded its review and investigation of the Demand Letter and also reviewed and investigated the Complaint and has adopted a report that concludes that there is no evidence to support the allegations against the board members made by the alleged shareholder in either the Demand Letter or the Complaint and that pursuing the claims would not be in the best interest of the Company or its shareholders. The Company and the directors intend to vigorously defend the allegations contained in the Complaint.

This disclosure of the Complaint and the associated lawsuit should be read in conjunction with the Proxy Statement, which should be read in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenexa Corporation

November 6, 2012

	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer